As filed with the Securities and Exchange Commission on July 27, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

United States Commodity Index Funds Trust
(Exact name of registrant as specified in its charter)
Delaware	27-1537655
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of United States Commodity Index Fund, a series of United States Commodity Index Funds Trust	NYSE Arca Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-164024

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of United States Commodity Index Fund (“USCI”).  The description of the units contained in the Prospectus included in USCI’s Registration Statement on Form S-1 (File No. 333-164024) filed with the Securities and Exchange Commission on December 24, 2009, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                      Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	USCI’s Form S-1 Registration Statement, as amended (File No. 333-164024), filed with the Securities and Exchange Commission on July 23, 2010 (incorporated herein by reference).
2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.3 to USCI’s Form S-1 Registration Statement (File No. 333-164024) filed on July 23, 2010.
3	Certificate of Statutory Trust of the Registrant, incorporated herein by reference to Exhibit 3.1 to USCI’s Form S-1 Registration Statement (File No. 333-164024) filed on December 24, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      July 27, 2010

United States Commodity Index Funds Trust

By:	United States Commodity Funds LLC,
as Sponsor

	By:	/s/ Howard Mah
Howard Mah
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	USCI’s Form S-1 Registration Statement, as amended (File No. 333-164024), filed with the Securities and Exchange Commission on July 23, 2010 (incorporated herein by reference).
2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.3 to USCI’s Form S-1 Registration Statement (File No. 333-164024) filed on July 23, 2010.
3	Certificate of Statutory Trust of the Registrant, incorporated herein by reference to Exhibit 3.1 to USCI’s Form S-1 Registration Statement (File No. 333-164024) filed on December 24, 2009.